Exhibit 99.01
Valero Energy Corporation Reports Third Quarter Earnings
SAN ANTONIO, November 6, 2007 — Valero Energy Corporation (NYSE: VLO) today reported third quarter 2007 income from continuing operations of $848 million, or $1.34 per share, which compares to $1.6 billion, or $2.48 per share, in the third quarter of 2006. The third quarter 2007 results include the effect on diluted earnings per share related to the company’s settlement payment of $94 million, or $0.16 per share, for the accelerated share repurchase program that was completed on July 23, 2007, and a pre-tax gain of $91 million, or $0.10 per share, resulting from the repayment of a loan by a foreign subsidiary. Excluding these special items, third quarter 2007 income from continuing operations was $1.40 per share. The third quarter 2006 results include a $132 million pre-tax gain on the sale of 41 percent of the company’s ownership interest in NuStar GP Holdings, LLC on July 19, 2006. Excluding this gain, third quarter 2006 diluted earnings per share from continuing operations were $2.35.
Third quarter 2007 income from discontinued operations of $426 million, or $0.75 per share, represents the company’s after-tax gain on the sale of its Lima, Ohio refinery, which was effective July 1, 2007. Income from discontinued operations for periods prior to the third quarter 2007 reflects the operating results of the Lima, Ohio refinery prior to its sale.
For the nine months ended September 30, 2007, income from continuing operations was $4.0 billion, or $6.66 per share, compared to the company’s income from continuing operations of $4.2 billion, or $6.61 per share, for the same period last year. Excluding the special items noted above, income from continuing operations was $6.72 per share for the nine months ended September 30, 2007 compared to $6.47 per share for the same period in 2006.
Third quarter 2007 operating income was $1.2 billion versus $2.3 billion reported in the same period last year. The $1.1 billion reduction in operating income was mainly due to higher prices for light sweet crude oils and narrower discounts for sour crude oils. Relative to the price of West Texas Intermediate crude oil, the company’s feedstocks were approximately $3 per barrel more expensive in the third quarter of 2007 compared to the third quarter of 2006, which resulted in more than a $700 million unfavorable impact to operating income.

Several other factors also contributed to the reduction in operating income in the third quarter of 2007. Industry refining margins in the West Coast region were substantially lower, as CARB gasoline and diesel margins fell 29 percent and 17 percent, respectively, compared to the third quarter of last year. Margins for many of the company’s other products, such as asphalt, lube oils, and petrochemical feedstocks, were considerably lower than last year. Finally, the impact of Hurricane Humberto on the company’s Port Arthur refinery, as well as operational issues at the company’s Port Arthur, Aruba, and Ardmore refineries, limited the company’s performance.
With regard to uses of cash in the third quarter, capital spending was $619 million, of which $108 million was for turnaround expenditures. Concerning stock buybacks, the company purchased approximately seven million shares of its common stock during the third quarter. So far in the fourth quarter, the company has purchased an additional one million shares of its common stock. Since the beginning of the year, the company has returned approximately $5 billion to its stockholders through the purchase of 70 million shares with $4.8 billion and the payment of $205 million in common stock dividends. Cumulative stock purchases in 2007 represent approximately 11 percent of the company’s outstanding shares at the end of 2006, and since the beginning of 2006, the company has purchased over 100 million shares of its stock.
As to operating highlights in the third quarter, the company commissioned a 16,000 barrel-per-day distillate hydrotreater at its Benicia refinery and a 50,000 barrel-per-day mild hydrocracker at its St. Charles refinery. Additionally, at its October meeting, the company’s Board of Directors approved a major growth project at the St. Charles refinery. This project, which is scheduled to be commissioned in 2010, includes a new 50,000 barrel-per-day hydrocracker plus 45,000 and 10,000 barrel-per-day expansions to the crude and coker units, respectively. This project was designed to maximize production of ultra-low-sulfur distillates.
“So far in the fourth quarter, the margin environment has been difficult as prices for refined products have failed to keep pace with the increase in feedstock costs,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “In particular, the seasonal supply and demand patterns and higher feedstock prices have squeezed gasoline margins. However, industry fundamentals are intact with gasoline inventories near five-year lows and diesel stocks considerably below last year’s levels. And, unlike the third quarter, we’re seeing more favorable discounts for the sour and heavy feedstocks that Valero’s complex refining system processes.

“As part of our strategy to improve returns, we are upgrading our portfolio by investing in growth projects at competitively advantaged refineries and considering alternatives for assets that may be more valuable to others. In particular, we are pleased to be moving ahead with one of the largest growth projects in Valero’s history at our St. Charles refinery. Also, consistent with our strategy, we have decided to explore strategic alternatives for our Aruba refinery. We have retained UBS Investment Bank to assist us with this process.
“As we have stated many times, we are taking a balanced approach to allocating free cash flow, and we have delivered on that commitment. By the end of 2007, we expect to have purchased $6 billion of our shares. To reach our goal, we plan to purchase approximately $1.2 billion of our shares by the end of this quarter. As we move into next year, we plan to continue our balanced approach by investing in growth projects, improving our operating performance, buying back more stock, and increasing dividends, while maintaining our investment-grade credit rating,” said Klesse.
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 21,000 employees and 2006 annual revenues of more than $90 billion. The company owns and operates 17 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.1 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006 (1)	2007 (1)	2006 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2) (3)	$23,699	$23,238	$66,656	$68,805

Costs and Expenses:
Cost of Sales (2)	20,810	19,482	55,630	58,007
Refining Operating Expenses	1,036	889	2,955	2,684
Retail Selling Expenses (2)	190	185	561	539
General and Administrative Expenses	152	136	474	458
Depreciation and Amortization Expense	343	285	1,002	819

Total Costs and Expenses	22,531	20,977	60,622	62,507

Operating Income	1,168	2,261	6,034	6,298

Equity in Earnings of NuStar Energy L.P. (4)	—	13	—	35

Other Income, Net (4)(5)	145	143	157	138

Interest and Debt Expense:
Incurred	(148)	(91)	(347)	(280)
Capitalized	25	45	83	126

Minority Interest in Net Income of NuStar GP Holdings, LLC (4)	—	(4)	—	(4)

Income from Continuing Operations Before Income Tax Expense	1,190	2,367	5,927	6,313

Income Tax Expense	342	808	1,929	2,107

Income from Continuing Operations	848	1,559	3,998	4,206

Income from Discontinued Operations, Net of Income Taxes (1)	426	44	669	143

Net Income	1,274	1,603	4,667	4,349

Preferred Stock Dividends	—	—	—	2

Net Income Applicable to Common Stock	$1,274	$1,603	$4,667	$4,347

Earnings per Common Share:
Continuing Operations	$1.54	$2.56	$7.00	$6.85
Discontinued Operations	0.77	0.07	1.17	0.23

Total	$2.31	$2.63	$8.17	$7.08

Weighted Average Common Shares Outstanding (in millions)	551	609	571	613

Earnings per Common Share — Assuming Dilution:
Continuing Operations (6)	$1.34	$2.48	$6.66	$6.61
Discontinued Operations	0.75	0.07	1.14	0.22

Total	$2.09	$2.55	$7.80	$6.83

Weighted Average Common Shares Outstanding-Assuming Dilution (in millions)	564	628	587	636

	September 30,	December 31,
	2007	2006
BALANCE SHEET DATA (1):
Cash and Temporary Cash Investments	$3,109	$1,590
Total Debt	$6,914	$5,094

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006 (1)	2007 (1)	2006 (1)

Operating Income (Loss) by Business Segment:
Refining	$1,259	$2,313	$6,362	$6,624

Retail:
U.S.	54	80	115	104
Canada	20	16	68	59

Total Retail	74	96	183	163

Total Before Corporate	1,333	2,409	6,545	6,787
Corporate	(165)	(148)	(511)	(489)

Total	$1,168	$2,261	$6,034	$6,298

Depreciation and Amortization by Business Segment:
Refining	$307	$252	$902	$726

Retail:
U.S.	15	15	42	43
Canada	8	6	21	19

Total Retail	23	21	63	62

Total Before Corporate	330	273	965	788
Corporate	13	12	37	31

Total	$343	$285	$1,002	$819

Operating Highlights:
Refining:
Throughput Margin per Barrel	$9.94	$13.17	$13.39	$13.07

Operating Costs per Barrel:
Refining Operating Expenses	$3.96	$3.39	$3.87	$3.50
Depreciation and Amortization	1.17	0.96	1.18	0.94

Total Operating Costs per Barrel	$5.13	$4.35	$5.05	$4.44

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	594	619	633	685
Medium/Light Sour Crude	663	637	643	611
Acidic Sweet Crude	79	83	83	67
Sweet Crude	760	784	728	753
Residuals	265	308	261	247
Other Feedstocks	181	134	161	155

Total Feedstocks	2,542	2,565	2,509	2,518
Blendstocks and Other	302	287	286	294

Total Throughput Volumes	2,844	2,852	2,795	2,812

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,324	1,369	1,283	1,347
Distillates	932	911	919	884
Petrochemicals	84	79	83	78
Other Products (7)	495	488	507	500

Total Yields	2,835	2,847	2,792	2,809

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Refining Operating Highlights by Region: (8)
Gulf Coast:
Operating Income	$763	$1,377	$3,781	$4,095

Throughput Volumes (Mbbls per Day)	1,527	1,530	1,532	1,543

Throughput Margin per Barrel	$10.49	$13.92	$13.80	$13.79

Operating Costs per Barrel:
Refining Operating Expenses	$3.98	$3.27	$3.69	$3.24
Depreciation and Amortization	1.08	0.86	1.06	0.83

Total Operating Costs per Barrel	$5.06	$4.13	$4.75	$4.07

Mid-Continent (1):
Operating Income	$233	$364	$807	$887

Throughput Volumes (Mbbls per Day)	445	426	391	403

Throughput Margin per Barrel	$10.35	$13.52	$13.10	$12.36

Operating Costs per Barrel:
Refining Operating Expenses	$3.52	$3.28	$4.17	$3.34
Depreciation and Amortization	1.15	0.97	1.36	0.97

Total Operating Costs per Barrel	$4.67	$4.25	$5.53	$4.31

Northeast:
Operating Income	$147	$311	$959	$781

Throughput Volumes (Mbbls per Day)	566	583	572	560

Throughput Margin per Barrel	$8.21	$10.61	$11.22	$10.24

Operating Costs per Barrel:
Refining Operating Expenses	$4.11	$3.72	$3.83	$4.04
Depreciation and Amortization	1.27	1.09	1.25	1.09

Total Operating Costs per Barrel	$5.38	$4.81	$5.08	$5.13

West Coast:
Operating Income	$116	$261	$815	$861

Throughput Volumes (Mbbls per Day)	306	313	300	306

Throughput Margin per Barrel	$9.82	$13.78	$15.84	$15.56

Operating Costs per Barrel:
Refining Operating Expenses	$4.24	$3.49	$4.48	$3.98
Depreciation and Amortization	1.45	1.23	1.42	1.26

Total Operating Costs per Barrel	$5.69	$4.72	$5.90	$5.24

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Retail — U.S.:
Company-Operated Fuel Sites (Average)	956	976	959	987
Fuel Volumes (Gallons per Day per Site)	5,068	5,012	5,019	4,937
Fuel Margin per Gallon	$0.197	$0.275	$0.174	$0.174
Merchandise Sales	$272	$255	$774	$725
Merchandise Margin (Percentage of Sales)	29.7%	29.3%	29.9%	29.8%
Margin on Miscellaneous Sales (2)	$26	$21	$75	$63
Selling Expenses (2)	$125	$126	$377	$365

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,180	3,136	3,231	3,178
Fuel Margin per Gallon	$0.238	$0.209	$0.235	$0.224
Merchandise Sales	$53	$46	$137	$125
Merchandise Margin (Percentage of Sales)	26.9%	27.0%	28.1%	27.6%
Margin on Miscellaneous Sales	$9	$9	$27	$24
Selling Expenses	$65	$59	$184	$174

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$75.48	$70.37	$66.12	$68.02
WTI Less Sour Crude Oil (9)	$3.00	$6.14	$4.00	$7.12
WTI Less Mars Crude Oil	$5.93	$7.50	$4.52	$7.29
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$(1.01)	$1.43	$0.15	$1.82
WTI Less Maya Crude Oil	$12.42	$14.87	$11.55	$15.39

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$12.20	$12.00	$17.12	$13.34
No. 2 Fuel Oil Less WTI	$10.82	$8.99	$11.86	$9.87
Ultra-Low-Sulfur Diesel Less WTI (10)	$16.23	$17.07	$18.61	N.A.
Propylene Less WTI	$8.75	$13.08	$13.88	$10.25
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$20.17	$15.18	$22.13	$14.10
Low-Sulfur Diesel Less WTI	$22.41	$22.89	$22.78	$18.96
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$11.72	$11.83	$16.63	$11.84
No. 2 Fuel Oil Less WTI	$11.72	$7.96	$12.83	$9.57
Lube Oils Less WTI	$43.81	$57.85	$53.62	$51.53
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$14.22	$20.15	$27.18	$22.82
CARB Diesel Less ANS	$17.86	$21.57	$23.52	$23.56

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2007, Valero Energy Corporation sold its Lima Refinery to Husky Refining Company, a wholly owned subsidiary of Husky Energy Inc. The results of operations of the Lima Refinery prior to its sale are reported as discontinued operations in the Statement of Income Data for all periods presented, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery for all periods presented. The sale resulted in a pre-tax gain of $827 million ($426 million after tax) which is included in “Income from Discontinued Operations, Net of Income Taxes” in the Statement of Income for the three and nine months ended September 30, 2007. Balance sheet information presented excludes cash and debt of the Lima Refinery.

(2)	Certain amounts previously reported in 2006 for operating revenues, cost of sales, and retail selling expenses have been reclassified for comparability with amounts reported in 2007.

(3)	Includes excise taxes on sales by Valero’s U.S. retail system of $207 million and $197 million for the three months ended September 30, 2007 and 2006, respectively, and $606 million and $587 million for the nine months ended September 30, 2007 and 2006, respectively.

(4)	On July 19, 2006, Valero Energy Corporation sold to the public 40.6% of its ownership interest in NuStar GP Holdings, LLC (formerly Valero GP Holdings, LLC). Subsidiaries of NuStar GP Holdings, LLC owned the general partner interest, the incentive distribution rights, and a 21.4% limited partner interest in NuStar Energy L.P. (formerly Valero L.P.). The sale resulted in a pre-tax gain of $132 million which is included in “Other Income, Net” in the Statement of Income for the three and nine months ended September 30, 2006. The minority interest in net income of NuStar GP Holdings, LLC represents the public unitholders’ interest in the earnings of NuStar GP Holdings, LLC commencing on July 19, 2006. On December 22, 2006, Valero Energy Corporation sold its remaining ownership interest in NuStar GP Holdings, LLC. As a result, the Statement of Income reflects no equity in earnings of NuStar Energy L.P. or minority interest in net income of NuStar GP Holdings, LLC subsequent to December 21, 2006.

(5)	“Other Income, Net” for the three and nine months ended September 30, 2007 includes a $91 million pre-tax gain resulting from the repayment of a loan by a foreign subsidiary.

(6)	The calculation of earnings per common share assuming dilution for the three and nine months ended September 30, 2007 includes the effect of a $94 million deduction from net income representing cash paid in the third quarter of 2007 in final settlement of an accelerated share repurchase program entered into in the second quarter of 2007.

(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(8)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(9)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(10)	The ultra-low-sulfur diesel less WTI market reference was not available prior to May 1, 2006.